Exhibit 10.4

DATED 31 OCTOBER 2008

LOMBARD NORTH CENTRAL PLC

as Lender

SAVVIS UK Limited

as Borrower

SAVVIS, INC.

as Guarantor

SAVVIS COMMUNICATIONS CORPORATION

as Subordinated Lender

NATIONAL WESTMINSTER BANK PLC

as Hedge Counterparty

DEED OF GUARANTEE, PRIORITY AND ACKNOWLEDGEMENT

*berwin leighton paisner

Berwin Leighton Paisner LLP

Adelaide House London Bridge London EC4R 9HA

tel +44 (0)20 7760 1000 fax +44 (0)20 7760 1111

Contents

Clause	Name	Page

1	Definitions	1
2	Acknowledgements concerning Facility Agreement	2
3	Guarantee	3
4	Priority and Consent Arrangements between Lender And Natwest	5
5	Miscellaneous	7

Execution Page		8

DATED

PARTIES

(1)	LOMBARD NORTH CENTRAL PLC, a company incorporated under the laws of England and Wales with registered number 00337004 and having its registered office at 3 Princess Way, Redhill, Surrey RH1 1NP (the “Lender”)

(2)	SAVVIS UK Limited, a company incorporated under the laws of England and Wales with registered number 03816299, and having its registered office at Eskdale Road, Winnersh Triangle, Wokingham, Berkshire RG41 5TS (the “Borrower”)

(3)	SAVVIS, INC., a Delaware corporation (“SAVVIS, Inc”)

(4)	SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation (“SAVVIS Communications”)

(5)	NATIONAL WESTMINSTER BANK PLC, a company incorporated in England and Wales with registered number 009 29027 whose registered office is at 135 Bishopsgate, London EC2M 3UR (“Natwest”)

BACKGROUND

(A)	The Lender and the Borrower entered into a term loan facility dated 27 June 2008 (the “Facility Agreement”) pursuant to which the Borrower was granted the right, from time to time, to require the Lender to enter into interest rate swap arrangements in order to enable the Borrower to make fixed-rate interest payments in respect of the amount advanced under the Facility Agreement.

(B)

By a letter dated 5th September 2008 (the “Swap Letter”) the Lender, the Borrower and Natwest agreed that, notwithstanding the terms of the Facility Agreement, the Borrower and Natwest would enter into an interest rate swap arrangement for the rate, period and profile set out therein.

(C)	In consideration of Natwest agreeing to enter into the ISDA Swap Agreement with the Borrower, and as security for the obligations of the Borrower thereunder: (i) the Borrower and SAVVIS, Inc have agreed to execute a security document in favour of Natwest, substantially in the form of the Lombard Asset Security Agreement (as defined below); (ii) SAVVIS Communications has agreed with Natwest to postpone repayment of certain of its intercompany loans to the Borrower on terms substantially in the form set out in Deed of Subordination and Postponement (as defined below); and (iii) SAVVIS, Inc has agreed to provide a guarantee to Natwest substantially in the terms of the guarantee set out in the Facility Agreement.

(D)	The Lender and Natwest have agreed that, as between them, the priority of their claims in and to the security granted to each of them by the Borrower and SAVVIS, Inc. shall be as set out in this Deed.

OPERATIVE PROVISIONS

1	DEFINITIONS

“Deed of Subordination and Postponement” means an agreement dated 27 June 2008 and made between the Lender, the Borrower and SAVVIS

Communications pursuant to which SAVVIS Communications agreed to subordinate certain inter-company loans made by it to the Borrower.

“Group” has the meaning given to it in the Facility Agreement.

“Intercreditor Agreement” means an agreement dated 27 June 2008, as amended on or about the date hereof between (1) Lender; (2) NatWest; (3) Wells Fargo Foothill Inc. (as agent) for all Senior Lenders and all Bank Product Providers (each as defined therein); and acknowledged by (1) SAVVIS Communications Corporation; (2) Guarantor; (3) SAVVIS Communications International, Inc.; (4) SAVVIS Federal Systems Inc.; and (5) SAVVIS UK to regulate, inter alia, their relevant security interests (as amended by an agreement between all of the parties thereto, together with Natwest, on or about the date of this Deed).

“ISDA Swap Agreement” means the 1992 ISDA Master Agreement dated as of 4 September 2008 and entered into between Natwest and the Borrower together with all Transactions (as defined therein) entered into between Natwest and the Borrower from time to time and whether before or after the date of this Deed.

“Lombard Asset Security Agreement” means an asset security agreement dated 27 June 2008 and entered into between the Lender, the Borrower and SAVVIS, Inc. in connection with the Facility Agreement.

“Natwest Asset Security Agreement” means an asset security agreement dated on or about the date of this Deed and entered into between Natwest, the Borrower and SAVVIS, Inc. in connection with the ISDA Swap Agreement.

“NatWest Deed of Subordination and Postponement” means an agreement dated on or about the date hereof and made between NatWest, the Borrower and SAVVIS Communications pursuant to which SAVVIS Communications agreed to subordinate certain inter-company loans made by it to the Borrower.

“RBS Party” means either of Lombard or Natwest (as appropriate) and “RBS Parties” shall mean both of them.

“Receiver” has the meaning given to it in the Lombard Asset Security Agreement;

“Securities” means the Lombard Asset Security Agreement and the Natwest Asset Security Agreement, the Deed of Subordination and Postponement and the Natwest Deed of Subordination and Postponement, and “Security” shall mean any of them.

2	ACKNOWLEDGEMENTS CONCERNING FACILITY AGREEMENT

2.1	The Lender and the Borrower agree that the entry by the Borrower and Natwest into the ISDA Swap Agreement is in substitution for the right of the Borrower to make an election under clauses 9.4.2, 9.4.4, 9.4.5, 10.2 and 11.2 of the Facility Agreement for a period of three years from October 1, 2008.

2.2	For the avoidance of doubt, the Lender and the Borrower confirm that the rate of interest to be applied under Clause 9.1.2.2 of the Facility Agreement is fixed for a period of three years during the Commercial Loan Period and the Power Loan Period at three-month LIBOR commencing on October 1, 2008.

2.3	The terms of this Deed and the Swap Letter are without prejudice to the Borrower’s obligations under Clause 12 of the Facility Agreement.

2.4	The Borrower and Lender agree and confirm that the security constituted by the Natwest Asset Security Agreement shall be deemed to be a “Permitted Security Interest” under the terms of the Facility Agreement.

2.5	The parties hereto agree that, save for any hedging arrangements entered into in connection with the indebtedness of the Borrower to the Lender under the Facility Agreement, no other hedging arrangements between the Lender and the Borrower or Natwest and the Borrower shall be secured by the Natwest Security Agreement or the Lombard Asset Security Agreement.

3	GUARANTEE

3.1	Guarantee and indemnity

SAVVIS, Inc. irrevocably and unconditionally:

3.1.1	guarantees to Natwest the punctual performance by the Borrower of all the Borrower’s obligations under the ISDA Swap
Agreement;

3.1.2	undertakes with Natwest that, whenever the Borrower does not pay any amount when due under or in connection with the
ISDA Swap Agreement, SAVVIS, Inc. shall immediately on demand pay that amount as if it were the principal obligor; and

3.1.3	indemnifies Natwest immediately on demand against any cost, loss or liability suffered by Natwest, if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which
Natwest would otherwise have been entitled to recover.

3.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the ISDA Swap Agreement, regardless of any intermediate payment or discharge in whole or in part.

3.3	Reinstatement

If any payment by or any discharge given by Natwest (whether in respect of the obligations of the Borrower or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

3.3.1	the liability of the Borrower shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

3.3.2	Natwest shall be entitled to recover the value or amount of that security or payment from the Borrower, as if the payment, discharge, avoidance or reduction had not occurred.

3.4	Waiver of defences

The obligations of SAVVIS, Inc. under this Clause 3 will not be affected by any act, omission, matter or thing which, but for this Clause 3, would reduce, release or prejudice any of its obligations under this Clause 3 (without limitation and whether or not known to it or Natwest) including:

3.4.1	any time, waiver or consent granted to, or composition with, the Borrower or other person;

3.4.2 the	release of any other person under the terms of any composition or arrangement with any creditor of any member of the
Group;

3.4.3 the	taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Borrower or other person, or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

3.4.4 any	incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the
Borrower or any other person;

3.4.5 any	amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of the ISDA Swap Agreement or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under the ISDA Swap Agreement or other document or security;

3.4.6 any	unenforceability, illegality or invalidity of any obligation of any person under the ISDA Swap Agreement or any other document or security; or

3.4.7 any	insolvency or similar proceedings.

3.5	Immediate recourse

SAVVIS, Inc. waives any right it may have of first requiring Natwest (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from SAVVIS, Inc. under this Clause 3. Subject to the terms of the Intercreditor Agreement, this waiver applies irrespective of any law or any provision of the ISDA Swap Agreement or the Natwest Security Agreement1 Document to the contrary.

3.6	Appropriations

Until all amounts which may be or become payable by the Borrower under or in connection with the ISDA Swap Agreement have been irrevocably paid in full, Natwest (or any trustee or agent on its behalf) may:

3.6.1 refrain	from applying or enforcing any other moneys, security or rights held or received by Natwest (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and SAVVIS, Inc. shall not be entitled to the benefit of the same; and

3.6.2 hold	in an interest-bearing suspense account any moneys received from SAVVIS, Inc. or on account of SAVVIS, Inc.’s liability under this Clause 3.

3.7	Deferral of SAVVIS, INC.’s rights

3.7.1 Until	all amounts which may be or become payable by the Borrower under or in connection with the ISDA Swap Agreement have been irrevocably paid in full and unless Natwest otherwise directs, SAVVIS, Inc. will not exercise any rights which it may have by reason of performance by it of its obligations under the ISDA Swap Agreement:

(a)	to be indemnified by the Borrower;

(b)	to claim any contribution from any other guarantor of the Borrower’s obligations under the ISDA Swap Agreement; and/or

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of Natwest under the ISDA Swap Agreement or of any other guarantee or security taken pursuant to, or in connection with, the ISDA Swap Agreement by Natwest.

3.7.2 If	SAVVIS, Inc. receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to Natwest by the Borrower under or in connection with the ISDA Swap Agreement to be repaid in full on trust for Natwest and shall promptly pay or transfer the same to Natwest for application in accordance with Clause 4.

3.7.3	Until all amounts which may be or become payable by the Borrower under or in connection with the ISDA Swap Agreement have been irrevocably paid in full or unless Natwest otherwise directs, SAVVIS, Inc. will not:

(a)	claim any amount which may be due to it from the Borrower in respect of a payment under this Clause 3;

(b)	take or enforce any security for any such amount or in any other way seek to have recourse in respect of any such amount against any of the Borrower’s assets;

(c)	set-off such amount against any sum due from SAVVIS, Inc. to the Borrower; or

(d)	prove for such an amount against the Borrower or its assets upon the occurrence of any of the events set out in Clauses 30.10, 30.11 or 30.12 of the Facility Agreement.

3.8	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by Natwest.

4	PRIORITY AND CONSENT ARRANGEMENTS BETWEEN LENDER AND NATWEST

4.1	In respect of all receipts, recoveries, and realisations arsing from the enforcement of the Securities or any part of them Lombard and Natwest shall rank pari passu and such payments shall be applied in the following order:

(a)	first, to the payment of any Receiver’s remuneration and all outgoings, costs, charges, expenses, liabilities and payments ranking by statute for payment in priority to the amount secured by the Securities;

(b)

second, to each RBS Party a proportion of such remaining money or funds as the total outstanding obligations secured by the Securities held by such RBS Party bears to the total amount of outstanding obligations secured by the Securities until all such secured obligations of such RBS Party has been paid in full; and

(c)	third, to the payment to the Borrower, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining.

4.2	Once all and any obligations or liabilities due to an RBS Party in respect of which a Security has been granted have been fully and irrevocably and absolutely discharged, then the other RBS Party shall have priority in all respects.

4.3	If either RBS Party shall receive any amount to which, pursuant to this Deed, it is not entitled (the “Receiving RBS Party”), then it shall pay that amount promptly to the other RBS Party for application to the payment of the outstanding obligations of such RBS Party remaining unpaid and each RBS Party shall hold such sums in trust to give effect to the provisions of this Deed. The Borrower, SAVVIS, Inc. and SAVVIS Communications each acknowledge that receipt by the Receiving RBS Party of an amount which it then pays to the other RBS Party pursuant to this Clause 4.4, shall not be treated by the Receiving RBS Party as an amount received by the Receiving RBS Party for the purposes of reducing the amount owed to it.

4.4	The Securities shall be continuing securities for repayment to the RBS Parties of the money and liabilities thereby secured and the priority arrangements herein contained shall not be affected by any fluctuations in the amount from time to time due owing or incurred by the Borrower, SAVVIS, Inc. or SAVVIS Communications to ether of the RBS Parties or by the existence at any time of a credit or nil balance on any relevant account of the Borrower, SAVVIS, Inc. or SAVVIS Communications with either of the RBS Parties.

4.5	The RBS Parties shall consult and co-operate with each other to the intent (without any requirement) that:

4.5.1 the	Securities shall so far as practicable be enforced by the same method and at the same time;

4.5.2	in the case of an appointment of a Receiver or Receivers by either RBS Party under its Security, the same person(s) shall (unless there is a conflict of interest) be appointed Receiver(s) by the other RBS Party (if that other RBS Party shall also make such an appointment).

4.6	If either RBS Party shall appoint a Receiver under its Security or make an application for the appointment of an administrator, or shall otherwise enforce or exercise its Security it shall promptly give written notice thereof to the other RBS Party.

4.7	If either Party shall have any books or records of SAVVIS UK Limited, SAVVIS, Inc. or SAVVIS Communications in its possession, it will provide such access to those books or records as may reasonably be required by any Receiver appointed by the other RBS Party.

4.8	If the Borrower, the Guarantor or SAVVIS Communications is or are required to obtain the consent of either of the RBS Parties under the Facility Agreement, the Securities or any document entered into in connection therewith (other than the ISDA Swap Agreement), the RBS Parties agree that the consent of the Lender to such act or thing shall be deemed to be consent of both of the RBS Parties and none of the Borrower, the Guarantor nor SAVVIS Communications need make any further enquiry of Natwest in connection with such act or thing.

4.9	The Lender agrees with Natwest that, prior to giving its consent as set out in Clause 4.8 above, it will where it reasonably believes that the giving of such consent may have any adverse impact upon the security granted to Natwest under the Securities or as set out in this Deed, consult with Natwest and comply with all reasonable instructions given by Natwest in connection therewith and the Lender will, in any event, notify Natwest of any consent given by the Lender under Clause 4.8.

5	Miscellaneous

5.1	Clauses 35 to 44 (inclusive) of the Facility Agreement shall be deemed to incorporated in this Deed as if set out in full herein, save that all references to :

5.1.1 the	address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of Natwest for any communication or document to be made or delivered under or in connection with the Finance
Documents is 280 Bishopsgate, London EC2M 3RD, Fax No: 020 7085 5050, Attn: Swaps Administration or any substitute address, fax number, telex number or department or officer as the party may notify to the other party by not less than five business days’ notice;

5.1.2 the	term “Lender” shall be deemed to be references to both Natwest and the Lender (or either of them, as the context may require);

5.1.3 the	term “Finance Documents” shall be deemed to include a reference to this Deed, the Natwest Intercompany Subordination
Agreement and the ISDA Swap Agreement; and

5.1.4	the “Agreement” shall be deemed to refer to this Deed.

IN WITNESS WHEREOF the parties have executed this DEED on the date set out above.

EXECUTION PAGE

Executed as a Deed and Delivered by		)
LOMBARD NORTH CENTRAL PLC		)
acting by	Director	)
and by	Director/Secretary	)
)
/s/ Authorized Signatory Director

Director/Secretary

Executed as a Deed and Delivered by		)
NATIONAL WESTMINSTER BANK PLC		)
acting by		)
)
		)	/s/ Geraint Rogers
Authorised Signatory

Executed as a Deed and Delivered by		)
SAVVIS UK LIMITED		)
acting by	Director	)
and by	Director/Secretary	)
		)	/s/ Jeffrey H. VonDeylen
Director

/s/ Gene DeFelice Director/Secretary

Executed as a Deed
by SAVVIS, INC.
a company incorporated in the State of Delaware
acting by and
being persons who in			/s/ Jeffrey H. VonDeylen
accordance with the laws that territory are acting			Authorised Signatory
under the authority of the company

/s/ Meredith M. Graham Authorised Signatory

Executed as a Deed

by SAVVIS COMMUNICATIONS

CORPORATION

a company incorporated in the State of Missouri

acting by                                                    and

                                        being persons who in

accordance with the laws that territory are acting

under the authority of the company

/s/ Jeffrey H. VonDeylen Authorised Signatory
/s/ Meredith M. Graham Authorised Signatory

Deed of Priority and Amendment

*berwin leighton paisner Berwin Leighton Paisner LLP Adelaide House London Bridge London EC4R 9HA tel +44 (0)20 7760 1000 fax +44 (0)20 7760 1111